Exhibit 10.3

Everett Co-operative Bank Survivor Benefit Plan

Section 1 - Statement of Purpose

This Plan is designed and implemented for the purpose of providing to a designated group of key employees of the Bank who are responsible for the Bank’s success, a survivor benefit, payable to the employee’s designated beneficiary(ies) in the event of the employee’s untimely death, thereby increasing the incentive of such employees to remain in the employ of the Bank and to make the Bank more profitable. This benefit is intended to provide Participants with additional financial security.

Section 2 - Definitions

2.1 “Administrator” means the person(s) or entity designated by the Board to administer the Plan on behalf of the Bank.

2.2 “Actuarial Equivalent” means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date of determination, based on the use of actuarial equivalent factors adopted by the Bank and being used to value the Plan liabilities at the time of the calculation.

2.3 “Beneficiary” means any person or persons, or the Participant’s estate, designated by a Participant in writing on a form satisfactory to the Bank. In the absence of any designated beneficiary surviving the Participant and the Participant not having designated his or her estate,, a deceased Participant’s Beneficiary shall be the deceased Participant’s then living spouse, if any, for his or her life; if none, or from and after such spouse’s death, then the living children of the deceased Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, the estate of the deceased Participant.

2.4 “Board” means the Board of Directors of the Everett Co-operative Bank, or any committee of such Board that is authorized to oversee, administer and amend the Plan.

2.5 “the Bank” means the Everett Co-operative Bank a Massachusetts corporation, including any subsidiaries, successors and assigns thereto.

2.6 “Effective Date” means January 1, 2003.

2.7 “Employee” means an employee of the Bank or subsidiary.

2.8 “Employer” means the Bank and any successors that shall maintain this Plan. The Employer is a corporation, with principal offices in the State of Massachusetts.

2.9 “Participant” means an Employee of the Bank selected by the Board for participation in the Plan in accordance with Section 4 hereof, and who has not for any reason become ineligible to participate further in this Plan. An individual or his or her beneficiaries shall be deemed to continue as a Participant until all benefits payable to the Participant or his or her beneficiaries under this Plan have been distributed.

2.10 “Plan” means the Everett Co-operative Bank Survivor Benefit Plan as contained in this document, including all amendments thereto.

2.11 “Recognized Compensation” means the base salary for the year to which a Participant is entitled.

2.12 “Survivor Benefit Agreement” means a written agreement between a Participant and the Bank in substantially the form attached hereto as Exhibit A.

Section 3 – Plan Administration

3.1 Powers and duties of the Administrator. The Employer shall appoint the Plan Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. The Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a) The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

(c) To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

(d) To maintain all necessary records for the administration of the Plan;

(e) To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

(f) To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan;

(g) To assist any Participant regarding his rights, benefits, or elections available under the Plan.

3.2 Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Employer, Participants and Beneficiaries.

3.3 Participant Statement. The Administrator shall provide to each Participant each Plan Year a statement indicating that Participant’s current benefit under the Plan.

3.4 Information from Employer. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

3.5 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If additional time (up to 90 days) is required by the Administrator to process the claim, written notice shall be provided to the claimant within the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a descriptions of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right, if any, to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse benefit determination on review.

3.6 Claims Review Procedure. Any Employee, former Employee, or Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section 3.5 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 3.5. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit comments, documents, records and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

The Administrator shall make a final decision as to the allowance of the claim within 60 days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the 60 day period), and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right, if any, to bring an action under Section 502(a) of ERISA and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

Section 4 - Eligibility and Participation

4.1 Eligibility. The Board, in its sole discretion, shall select Employees of the Bank who are key employees and whom the Board designates as eligible to become Participants.

4.2 Participation. The Board or its designee shall notify those Employees selected for participation of the benefits available under the Plan. An eligible Employee becomes a Participant in the Plan upon the execution and delivery by him or her and the Bank of a Survivor Benefit Agreement.

Section 5 - Pre-Retirement Survivor Benefit

5.1 Pre-Retirement Survivor Benefit. If a Participant dies while employed by the Bank, the Bank shall pay to the deceased Participant’s Beneficiary as a survivor benefit, an amount equal to (1) one hundred percent (100%) of the Participant’s Recognized Compensation at date of death for one year, and (2) fifty percent (50%) of the Participant’s Recognized Compensation at date of death for each of the following four (4) years. This survivor benefit shall be payable in monthly installments commencing on the first day of the month following the Participant’s death.

Section 6 - Authorized Leave of Absence

6.1 Authorized Leave of Absence. A Participant’s employment with the Bank shall not be deemed to have terminated for purposes of this Plan during any authorized leave of absence.

Section 7 - Bank-Owned Life Insurance (“BOLI”)

7.1 The Bank Owns All Rights. In the event that, in its discretion, the Bank purchases a life insurance policy or policies insuring the life of any Participant to allow the Bank to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein. The Bank shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by the Bank as described in Section 12.8 hereof.

7.2 Participant Cooperation. If the Bank decides to purchase a life insurance policy or policies on any Participant, the Bank will so notify such Participant. Such Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

7.3 Participant Misrepresentation. If: (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and (c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of the reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

7.4 Suicide. Notwithstanding any other term or provision of the Plan or this Agreement, if a Participant dies by reason of suicide and if the Bank’s receipt of insurance proceeds is as a result reduced, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of the reduction of proceeds that is paid by the insurance carrier.

Section 8 - Resignation and Removal of the Administrator.

8.1 Resignation. The Administrator may resign at any time by written notice to the Board, which shall be effective thirty (30) days after receipt of such notice unless the Administrator and the Board agree otherwise.

8.2 Removal. The Administrator may be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Administrator.

8.3 Appointment of Successor. If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 9 hereof, by the effective date of resignation or removal under this Section 8. If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Plan.

Section 9 - Appointment of Successor Administrator.

9.1 Successor Administrator. If the Administrator resigns or is removed in accordance with Section 8.1 or 8.2 hereof, the Board may appoint any third party as successor Administrator. The appointment shall be effective when accepted in writing by the new Administrator. The new Administrator shall have all of the rights and powers of the former Administrator.

Section 10 - The Administrator’s Consultant.

10.1 Consultant. The Bank agrees to the designation by the Administrator of NYLEX Benefits LLC (hereinafter called “NYLEX”), headquartered in Stamford, Connecticut, as the Administrator’s Consultant (hereinafter called “the Administrator’s Consultant”) under this Agreement. The Administrator shall have no responsibility for the performance of the duties of the Administrator’s Consultant.

10.2 Independent Consultant. It is recognized that NYLEX also acts as an independent consultant for the Administrator with respect to the Administrator’s Obligations under the Plan.

10.3 Resignation of Consultant. The Administrator’s Consultant may resign at any time by delivery of written notice of resignation to the Administrator. The Administrator’s Consultant may be removed by the Administrator at any time by delivery of written notice of such removal to the Administrator’s Consultant. Any such resignation or removal shall take effect as of a future date specified in the notice, which date shall not be earlier than sixty (60) days after such notice is delivered, or such earlier date as may be agreed to by the Administrator’s Consultant and the Administrator. As soon as practicable after the Administrator’s Consultant has resigned or has been removed hereunder, it shall deliver to the successor Administrator’s Consultant all reports, records, documents, and other written information in its possession regarding the Plan, the Participants and Beneficiaries, and thereupon shall be paid all unpaid fees, compensation and reimbursements to which it is entitled under this Agreement and shall be relieved of all responsibilities and duties under this Agreement.

10.4 Records to be Maintained. The Administrator’s Consultant shall maintain or cause to be maintained all of the records contemplated by the current actuarial agreement between the Administrator and the Administrator’s Consultant. The Administrator’s Consultant shall also perform such other duties and responsibilities under this Plan Agreement as agreed in writing between the Administrator’s Consultant and the Administrator.

10.5 Furnishing of Information. The Administrator shall furnish to the Administrator’s Consultant all the information necessary to determine the benefits payable to or with respect to each Participant and Beneficiary, and the name, address and Social Security number of each Participant and Beneficiary. The Administrator shall regularly, at least annually, or promptly at the request of the Administrator’s Consultant, furnish to the Administrator’s Consultant revised and updated information, including copies of any amendments or supplements to the Plan or the Administrator’s obligations. Based on the foregoing information, the Administrator’s Consultant shall prepare annual statements for each Participant and Beneficiary and shall furnish a copy of same to the Administrator. In the event the Administrator refuses or neglects to provide updated information, as contemplated herein, the Administrator’s Consultant shall be entitled to rely upon the most recent information furnished to it by the Administrator. The Administrator’s Consultant has no responsibility to verify information provided to it by the Administrator.

10.6 Annual Valuation. The Administrator’s Consultant shall assist the Administrator in providing all required Plan information to the Bank. The Administrator’s Consultant shall also perform an annual actuarial valuation of the obligations under the Plan and the funding requirements therefore, based solely on the most recent information furnished to it by the Administrator.

Section 11 - Amendment and Termination

11.1 Amendment and Termination. The Employer shall have the right at any time to amend or terminate this Plan. However, no amendment or termination shall be effective so as to reduce or delay the amount of any benefit payable with respect to an Employee whose death had already occurred.

Section 12 - Miscellaneous

12.1 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any Survivor Benefit Agreement shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.

12.2 Unsecured Liability. The obligation of the Bank to make payments hereunder to a Participant shall constitute an unsecured liability of the Bank. Such payments shall be made from the general funds of the Bank and the Bank shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of the Bank by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Bank. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Bank and a Participant or any other person.

12.3 No Contract of Employment This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of this Plan.

12.4 Designation of Beneficiary. Each Participant shall file with the Bank a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Bank.

12.5 Payment to Incompetents. The Bank shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. The Bank shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Bank therefore.

12.6 Interpretation. The interpretation and construction of the Plan by the Board, and any action taken hereunder shall be binding and conclusive upon all parties in interest. No member of the Board shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

12.7 Authority to Appoint a Committee. The Board, within its discretion, shall have the authority to appoint a committee of not less than three (3) of its members, which shall have authority over the Plan in lieu of the entire Board.

12.8 Authority to Establish a Trust. The Board shall have the right at any time to establish a trust to which the Bank may transfer from time to time certain assets to be used by said trustee(s) to satisfy some or all of the Bank’s obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of the Bank’s creditors in the event of the Bank’s Insolvency (as defined herein). The Bank shall be considered “Insolvent” for purposes of said trust if: (a) the Bank is unable to pay its debts as they become due; or (b) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

12.9 Prepayment. The Board may, in its sole and absolute discretion, prepay all or any part of the monthly installments remaining to be paid to a Beneficiary under this Plan. The amount of such prepayment shall equal the Actuarial Equivalent of the remaining monthly installments being prepaid, as determined by the Board in its discretion, and receipt thereof by the Beneficiary shall be in full satisfaction of all remaining obligations of the Bank under the Plan and applicable Survivor Benefit Agreement.

12.10 Binding Effect. Obligations incurred by the Bank pursuant to this Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

12.11 Entire Plan. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

12.12 Merger, Consolidation or Acquisition. In the event of a merger or consolidation of the Bank with another corporation or entity, or the sale or lease of all or substantially all of the Bank’s assets to another corporation or entity, or the acquiring by another corporation or entity of a right to elect at least thirty percent (30%) of the Board, then and in such event the obligations and responsibilities of the Bank under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

Section 13 - Construction

13.1 Construction of this Plan This Plan shall be construed and enforced according to the laws of the State of Massachusetts, other than its laws respecting choice of law.

13.2 Gender and Number. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

13.3 Headings. All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

13.4 Enforceability. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

13.5 Uniformity All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.